UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	October 29, 2018

SOUTHERN CALIFORNIA GAS COMPANY
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-01402	95-1240705
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 WEST FIFTH STREET, LOS ANGELES, CALIFORNIA	90013
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(213) 244-1200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

FORM 8-K

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2018, Patricia K. Wagner resigned as Chief Executive Officer of Southern California Gas Company (the “Company”), an indirect subsidiary of Sempra Energy, effective November 16, 2018. She will continue as the non-executive Chairman of the Board of Directors of the Company (the “Board”). Ms. Wagner was appointed Group President – U.S. Utilities of Sempra Energy effective November 17, 2018. In this role, she will report to Joseph A. Householder, President and Chief Operating Officer of Sempra Energy.

On November 1, 2018, the Board designated J. Bret Lane, 59, the Principal Executive Officer of the Company effective November 17, 2018, and he will retain his current title as President and Chief Operating Officer of the Company. Mr. Lane became a director of the Company on March 1, 2014. He has been the President of the Company since September 2016 and the Chief Operating Officer of the Company since January 2014. Prior to assuming these roles, Mr. Lane served as Senior Vice President – Gas Operations and System Integrity for both the Company and San Diego Gas & Electric Company, an indirect subsidiary of Sempra Energy, from August 2012 to January 2014, where he was responsible for all aspects of gas delivery services, including regional operations, engineering, transmission, storage and pipeline safety. Mr. Lane has served the Company and its affiliates in a broad range of management roles for over 30 years. His extensive experience and in-depth understanding of the natural gas industry, along with his comprehensive management experience, make him a valuable member of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CALIFORNIA GAS COMPANY,
(Registrant)

Date: November 1, 2018	By: /s/ Bruce A. Folkmann
Bruce A. Folkmann Vice President, Controller, Chief Financial Officer and Chief Accounting Officer